Exhibit 4.2

BYLAWS

OF

NEXTDECADE CORPORATION

As amended through March 3, 2021

ARTICLE I

OFFICES

1.1 Registered Office. The registered office of NextDecade Corporation (the “Corporation”) in the State of Delaware shall be established and maintained at 850 New Burton Road, Suite 201, Dover, Delaware 19904, Kent County and National Cogency Global Inc. shall be the registered agent of the corporation in charge thereof.

1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1 Place of Meetings. All meetings of the stockholders shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2 Annual Meetings. The annual meeting of stockholders shall be held at such place, either within or without the State of Delaware, or, within the sole discretion of the Board of Directors and subject to such guidelines and procedures as the Board of Directors may adopt, by means of remote communications as authorized by the General Corporation Law of the State of Delaware, as may be amended from time to time (the “DGCL”), on such date and at such time as may be fixed from time to time by resolution of the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these Bylaws (the “Bylaws”).

2.3 Business at Annual Meetings. To be properly brought before the annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder’s notice to the Secretary shall set forth (a) as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) any material interest of the stockholder in such business, and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder, (ii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder, (iii) a reasonably detailed description of all agreements, arrangements and understandings, direct and indirect, between the stockholder and any other person or persons (including their names) in connection with the proposal of such business by the stockholder, (iv) any other information relating to the noticing stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal; (v) any proxy, contract, arrangement, understanding or relationship pursuant to which the noticing stockholder has a right to vote or has granted a right to vote any shares of any security of the Corporation; and (vi) a representation that a noticing stockholder intends to appear in person or by proxy at the meeting to propose the business specified in the notice and whether or not such stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the business proposed and/or otherwise to solicit proxies from stockholders in support of the business proposed. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article II, Section 3. The chairperson of the annual meeting of stockholders shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Article II, Section 3, and if such officer should so determine, such officer shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted.

2.4 Special Meetings. Subject to the terms of any one or more series or classes of Preferred Stock, special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation of the Corporation (as may be amended from time to time, “Certificate of Incorporation”), may only be called by the majority of the Board of Directors then in office.

2.5 Notice of Meetings; Waiver. (a) Unless otherwise prescribed by statute or the Certificate of Incorporation of the Corporation, the Secretary of the Corporation or any Assistant Secretary shall cause written notice of the place, if any, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, to be given personally by mail or by electronic transmission, or as otherwise provided in these Bylaws, not fewer than ten (10) nor more than sixty (60) days prior to the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. If such notice is mailed, it shall be deemed to have been given personally to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the record of stockholders of the Corporation, or, if a stockholder shall have filed with the Secretary of the Corporation a written request that notices to such stockholder be mailed to some other address, then directed to such stockholder at such other address. If such notice is delivered (rather than mailed) to the stockholder's address, the notice shall be deemed to be given when delivered. Such further notice shall be given as may be required by law.

(b) A written waiver of any notice of any annual or special meeting signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders need be specified in a written waiver of notice. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(c) For notice given by electronic transmission to a stockholder to be effective, such stockholder must consent to the Corporation’s giving notice by that particular form of electronic transmission. A stockholder may revoke consent to receive notice by electronic transmission by written notice to the Corporation. A stockholder’s consent to notice by electronic transmission is automatically revoked if the Corporation is unable to deliver two consecutive electronic transmission notices and such inability becomes known to the Secretary of the Corporation, any Assistant Secretary, the transfer agent or other person responsible for giving notice.

(d) Notices are deemed given (i) if by facsimile, when faxed to a number where the stockholder has consented to receive notice; (ii) if by electronic mail, when mailed electronically to an electronic mail address at which the stockholder has consented to receive such notice; (iii) if by posting on an electronic network (such as a website or chatroom) together with a separate notice to the stockholder of such specific posting, upon the later to occur of (A) such posting or (B) the giving of the separate notice of such posting; or (iv) if by any other form of electronic communication, when directed to the stockholder in the manner consented to by the stockholder.

(e) If a stockholder meeting is to be held by means of remote communication and stockholders will take action at such meeting, the notice of such meeting must: (i) specify the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present and vote at such meeting; and (ii) provide the information required to access the stockholder list. A waiver of notice may be given by electronic transmission.

2.6 Quorum. The holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law or by the Certificate of Incorporation.

2.7 Postponement and Adjournment. Any meeting of stockholders may be postponed by action of the Board of Directors at any time in advance of such meeting. If a quorum is not present at any meeting of the stockholders, the Chairperson of such meeting shall have the power to adjourn the meeting without a vote of the stockholders. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, if any, date and hour thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 2.5 of these Bylaws, a notice of the adjourned meeting, conforming to the requirements of these Bylaws, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.

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2.8 Organization. The Chairperson of the Board of Directors shall act as chairperson of meetings of the stockholders. The Board of Directors may designate any other officer or director of the Corporation to act as chairperson of any meeting in the event of the absence or disability of the Chairperson of the Board of Directors, and the Board of Directors may further provide for determining who shall act as chairman of any stockholders meeting in the absence of the Chairperson of the Board of Directors and such designee.

The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence or disability of the Secretary the chairperson of the meeting may appoint any other person to act as secretary of any meeting.

2.9  Voting. Unless a different or minimum vote is required by law, the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter, any question (other than the election of directors) brought before any meeting of stockholders shall be decided by the affirmative vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote thereon. Each director shall be elected by the affirmative vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of directors. Each stockholder present in person or represented by proxy at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder, unless otherwise provided by the Certificate of Incorporation.

For purposes of this Section 2.9, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” such director.”

2.10 Proxies. Any stockholder entitled to vote at any meeting of the stockholders may authorize another person or persons to vote at any such meeting and express such vote on behalf of him or her by proxy. A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature, or by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. Such proxy must be filed with the Secretary of the Corporation before or at the time of the meeting at which such proxy will be voted. No such proxy shall be voted or acted upon after the expiration of three (3) years from the date of such proxy, unless such proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary of the Corporation either an instrument in writing revoking the proxy or another duly executed proxy bearing a later date. Proxies by telegram, cablegram, facsimile or other electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, facsimile or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

2.11 No Stockholder Action by Written Consent. No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting.

2.12 Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the election, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.13 Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled (a) to examine (i) the stock ledger, (ii) the list required by Section 10 of this Article II or (iii) the books of the Corporation, or (b) to vote in person or by proxy at any meeting of stockholders.

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2.14 Inspectors. The election of directors and any other vote by ballot at any meeting of the stockholders shall be supervised by at least one inspector. Such inspectors shall be appointed by the Board of Directors in advance of the meeting. If the inspector so appointed shall refuse to serve or shall not be present, such appointment shall be made by the chairperson of the meeting of stockholders.

ARTICLE III

DIRECTORS

3.1 Powers; Number; Qualifications. (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by applicable law, in the Certificate of Incorporation or in these Bylaws. In addition to the powers and authority expressly conferred upon it by applicable law, the Certificate of Incorporation or these Bylaws, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, except as otherwise specifically required by law or as otherwise provided in the Certificate of Incorporation.

(b) The number of directors which shall constitute the Board of Directors shall be nine (9) or such number as may be fixed from time to time exclusively by resolution adopted by the affirmative vote of at least a majority of the Board then in office, within the limits specified in this Article III Section 1 or in the Certificate of Incorporation. Directors need not be stockholders of the Corporation.

(c) The Board may be divided into Classes as more fully described in the Certificate of Incorporation.

3.2 Election; Term of Office; Resignation; Removal; Vacancies. Unless otherwise provided for in the Certificate of Incorporation, each director shall hold office until the next annual meeting of stockholders at which his or her Class stands for election or until such director’s earlier resignation, removal from office, death or incapacity. Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and each director so chosen shall hold office until the next annual meeting and until such director’s successor shall be duly elected and shall qualify, or until such director’s earlier resignation, removal from office, death or incapacity.

3.3 Nominations. Nominations of persons for election to the Board of Directors of the Corporation at a meeting of stockholders of the Corporation may be made at such meeting by or at the direction of the Board of Directors, by any committee or persons appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article III, Section 3. Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder’s notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder, and (ii) as to the stockholder giving the notice (a) the name and record address of the stockholder and (b) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder, (c) a reasonably detailed description of all agreements, arrangements and understandings, direct and indirect, between the stockholder and any other person or persons (including their names) in connection with the proposal of such director by the stockholder; (d) any other information relating to the noticing stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder; (e) any proxy, contract, arrangement, understanding or relationship pursuant to which the noticing stockholder has a right to vote or has granted a right to vote any shares of any security of the Corporation; and (f) a representation that a noticing stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in the notice and whether or not such stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the nomination(s) and/or otherwise to solicit proxies from stockholders in support of the nomination(s). The Corporation may require any proposed nominee or stockholder giving notice to furnish such other information as may reasonably be requested. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The chairperson of the annual meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

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3.4 Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly elected Board of Directors shall be held immediately after and at the same place as the meeting of the stockholders at which directors are elected and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, to each director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her usual place of business, or shall be delivered to him or her personally. Notice of such action need not be given to any director who attends the first regular meeting after such action is taken without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any director who submits a signed waiver of notice, whether before or after such meeting.

Special meetings of the Board of Directors may be called by the Chairperson or a majority of the Board of Directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile, telegram or e-mail on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Notice of any special meeting need not be given to any director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat.

3.5 Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors or any committee thereof, a majority of the Board of Directors or such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors or a committee thereof, as the case may be. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting. If a quorum shall not be present at any meeting of the Board of Directors or of any committee thereof, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.6 Chairperson of the Board. The Board of Directors shall elect one of its members to be Chairperson of the Board of Directors. The Chairperson of the Board of Directors shall lead the Board of Directors in fulfilling its responsibilities as set forth in these Bylaws, including its responsibility to oversee the business and affairs of the Corporation, and shall determine the agenda and perform all other duties and exercise all other powers which are or from time to time may be delegated to him or her by the Board of Directors.

Meetings of the Board of Directors shall be presided over by the Chairperson of the Board of Directors, or in his or her absence, by the Chief Executive Officer, or in the absence of the Chairperson of the Board of Directors and the Chief Executive Officer, by such other person as the Board of Directors may designate or the members present may select.

3.7 Actions of Board of Directors Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

3.8 Removal of Directors by Stockholders. The entire Board of Directors or any individual Director may be removed from office with or without cause by the affirmative vote of the holders of at least a majority of the voting power of the Corporation’s outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding the foregoing, if the Corporation’s Board of Directors is classified, stockholders may effect such removal only for cause.

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3.9 Resignations. Any Director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation to the Board of Directors or Secretary of the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation unless otherwise specified in the resignation, in which case it shall become effective at the time so specified. The acceptance of a resignation shall not be required to make it effective unless otherwise specified in the resignation.

3.10 Committees. The Board of Directors may designate one or more committees, each such committee to consist of one or more of the directors of the Corporation in compliance with these Bylaws and all applicable laws, rules and regulations, including, but not limited to, the rules of the exchange on which the Corporation’s common stock is listed (“Applicable Rules”). The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee subject to the Applicable Rules. Any such committee, to the extent provided by law and in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or amending the Bylaws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

3.11 Compensation. The amount, if any, which each director shall be entitled to receive as compensation for such director’s services, shall be fixed from time to time by resolution of the Board of Directors or any committee thereof or as an agreement between the Corporation and any Director. The directors may be reimbursed their out-of-pocket expenses, if any, of attendance at each meeting of the Board of Directors in accordance with the Corporation’s policies in effect from time to time and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.12 Meetings by Means of Conference Telephone. Members of the Board of Directors or any committee designed by the Board of Directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

ARTICLE IV

OFFICERS

4.1 General. The officers of the Corporation shall be elected by the Board of Directors and may consist of: Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer. The Board of Directors, in its discretion, may also elect one or more Vice Presidents (including Executive Vice Presidents and Senior Vice Presidents), Assistant Secretaries, Assistant Treasurers, and such other officers as in the judgment of the Board of Directors may be necessary or desirable. Any number of offices may be held by the same person and more than one person may hold the same office, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation, nor need such officers be directors of the Corporation.

4.2 Election. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Except as otherwise provided in this Article IV, any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers who are directors of the Corporation shall be fixed by the Board of Directors.

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4.3 Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer or any Vice President, and any such officer may, in the name and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

4.4 Chief Executive Officer. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the Chief Executive Officer shall have ultimate authority for decisions relating to the general management and control of the affairs and business of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors.

4.5 Chief Financial Officer. The Chief Financial Officer shall have general supervision, direction and control of the financial affairs of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors. In the absence of a named Treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer as hereinafter set forth and shall be authorized and empowered to sign as Treasurer in any case where such officer’s signature is required.

4.6 Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, then any Assistant Secretary shall perform such actions. If there be no Assistant Secretary, then the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

4.7 Treasurer and Assistant Treasurers. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

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4.8 Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers. Any number of offices may be held by the same person.

4.9 Vacancies. The Board of Directors shall have the power to fill any vacancies in any office occurring from whatever reason.

4.10 Resignations. Any officer may resign at any time by submitting his written resignation signed by the officer to the Board of Directors, Chief Executive Officer or Secretary of the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation, unless another is specified in the resignation, in which case it shall become effective at the time so specified. The acceptance of a resignation shall not be required to make it effective unless otherwise specified in the resignation.

4.11 Removal. Subject to the provisions of any employment agreement approved by the Board of Directors, any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

ARTICLE V

CAPITAL STOCK

5.1 Form of Certificates. The shares of stock in the Corporation may be represented by certificates, and the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be in uncertificated form. Stock certificates shall be in such forms as the Board of Directors may prescribe and signed by the Chairperson of the Board, President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.

5.2 Signatures. Any or all of the signatures on a stock certificate may be a facsimile, including, but not limited to, signatures of officers of the Corporation and countersignatures of a transfer agent or registrar. If the person who signed the certificate no longer holds office when the certificate is issued it is nonetheless valid; however, if the person who signed the certificate no longer holds office before such certificate is issued, it may be issued by the Corporation with the same effect as if such person held office at the date of issue.

5.3 Lost Certificates. The Board of Directors may direct a new stock certificate or certificates to be issued in place of any stock certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new stock certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

5.4 Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of certificated stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued. Transfers of uncertificated stock shall be made on the books of the Corporation only by the person then registered on the books of the Corporation as the owner of such shares or by such person's attorney lawfully constituted in writing and written instruction to the Corporation containing such information as the Corporation or its agents may prescribe. No transfer of uncertificated stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. The Corporation shall have no duty to inquire into adverse claims with respect to any stock transfer unless (a) the Corporation has received a written notification of an adverse claim at a time and in a manner which affords the Corporation a reasonable opportunity to act on it prior to the issuance of a new, reissued or re-registered share certificate, in the case of certificated stock, or entry in the stock record books of the Corporation, in the case of uncertificated stock, and the notification identifies the claimant, the registered owner and the issue of which the share or shares is a part and provides an address for communications directed to the claimant; or (b) the Corporation has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, Bylaws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim. The Corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by him or, if there be no such address, at his residence or regular place of business that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty days from the date of mailing the notification, either (a) an appropriate restraining order, injunction or other process issues from a court of competent jurisdiction; or (b) an indemnity bond, sufficient in the Corporation’s judgment to protect the Corporation and any transfer agent, registrar or other agent of the Corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the Corporation.

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5.5 Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than ten (10) days after the date upon which the resolution fixing the record date of action with a meeting is adopted by the Board of Directors, nor more than sixty (60) days prior to any other action. If no record date is fixed:

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5.6 Registered Stockholders. Prior to due presentment for transfer of any share or shares, the Corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and to all other benefits of ownership with respect to such share or shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State Delaware.

5.7 Transfer Agent and Registrar. The Board of Directors may appoint one (1) or more transfer agents and one (1) or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

6.1 The Corporation shall indemnify and provide advancement to any Indemnitee to the fullest extent permitted by law, as such may be amended from time to time. The rights to indemnification and advancement conferred in this Article shall be contract rights. In furtherance of the foregoing indemnification and advancement obligations, and without limiting the generality thereof:

(a) Proceedings Other Than Proceedings by or in the Right of the Corporation. Any Indemnitee shall be entitled to the rights of indemnification and advancement provided in this Section 1(a) of Article VI if, by reason of his or her Corporate Status (as defined below), Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding other than a Proceeding by or in the right of the Corporation. Pursuant to this Section 1(a) of Article VI, any Indemnitee shall be indemnified against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her, or on his or her behalf, in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

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(b) Proceedings by or in the Right of the Corporation. Any Indemnitee shall be entitled to the rights of indemnification and advancement provided in this Section 1(b) of Article VI if, by reason of his or her Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Corporation. Pursuant to this Section 1(b) of Article VI, any Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been finally adjudged to be liable to the Corporation unless and to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding was brought shall determine that such indemnification may be made.

6.2 Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and advancement of expenses to employees and agents of the Corporation.

6.3 Advancement. Notwithstanding any other provision of this Article, the Corporation shall advance all Expenses incurred by or on behalf of any Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within thirty (30) days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding, and regardless of such Indemnitee’s ability to repay any such amounts in the event of an ultimate determination that Indemnitee is not entitled thereto. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 6.3 shall be unsecured and interest free.

6.4 Non-Exclusivity. The rights to indemnification and to the payment of Expenses incurred in defending a Proceeding in advance of the final disposition of such Proceeding conferred in this Article shall not be exclusive of any other rights which any person may have or hereafter acquire under applicable law, the Certificate of Incorporation, these Bylaws, any agreement, vote of stockholders, resolution of directors or otherwise.

6.5 Insurance. The Corporation shall have the power to purchase and maintain insurance, at its expense, on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or who is serving, was serving, or has agreed to serve at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprises, against any liability asserted against him or her and incurred by him or her or on his or her behalf in such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

6.6 Exception to Rights of Indemnification and Advancement. Notwithstanding any provision in this Article, the Corporation shall not be obligated by this Article to make any indemnity or advancement in connection with any claim made against an Indemnitee:

(a) for an accounting of profits made from the purchase and sale (or sale and purchase) by such Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law;

(b) for reimbursement to the Corporation of any bonus or other incentive-based or equity based compensation or of any profits realized by Indemnitee from the sale of securities of the Corporation in each case as required under the Exchange Act; or

(c) in connection with any Proceeding (or any part of any Proceeding) initiated by such Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by such Indemnitee against the Corporation or its directors, officers, employees or other Indemnitees, unless (i) the Corporation has joined in or, prior to such Proceeding’s initiation, the Board of Directors authorized such Proceeding (or any part of such Proceeding), (ii) the Corporation provides the indemnification or advancement, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, or (iii) the Proceeding is one to enforce such Indemnitee’s rights under this Article, Article VII of the Certificate of Incorporation or any other indemnification, advancement or exculpation rights to which Indemnitee may at any time be entitled under applicable law or any agreement.

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6.7 Defined Terms.

(a) For purposes of this Article, references to “Corporate Status” describes the status of an individual who is or was a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of the Corporation or of any other Enterprise that such individual is or was serving at the request of the Corporation.

(b) For purposes of this Article, references to “Expenses” shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including, without limitation, all attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Article VI, ERISA excise taxes and penalties, and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in, a Proceeding, including, without limitation, reasonable compensation for time spent by the Indemnitee for which he or she is not otherwise compensated by the Corporation or any third party. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the principal, premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent.

(b) For purposes of this Article, references to “Indemnitee” includes any current or former director or officer of the Corporation.

(c) For purposes of this Article, references to “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Corporation or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative (formal or informal) nature, including appeal therefrom, in which Indemnitee was, is, will or might be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Corporation, by reason of any action (or failure to act) taken by him or of any action (or failure to act) on his part while acting as a director, officer, employee or agent of the Corporation, or by reason of the fact that Indemnitee is or was serving at the request of the Corporation as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Article. If the Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, this shall be considered a Proceeding under this Article.

(d) For purposes of this Article, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving Corporation as he would have with respect to such constituent Corporation of its separate existence had continued.

(e) For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

6.8 Survival of Indemnification and Advancement Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

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ARTICLE VII

GENERAL PROVISIONS

7.1 Reliance on Books and Records. Each Director, each member of any committee designated by the Board of Directors, and each officer of the Corporation, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

7.2 Maintenance and Inspection of Records. The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these by-laws, as may be amended to date, minute books, accounting books and other records.

Any such records maintained by the Corporation may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to the provisions of the DGCL. When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper form accurately portrays the record.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal executive office.

7.3 Inspection by Directors. Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director.

7.4 Dividends. Subject to the provisions of the Certificate of Incorporation, if any, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

7.5 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other persons as the Board of Directors may from time to time designate.

7.6 Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board of Directors. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.

7.7 Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

7.8 Amendments. (a) Subject to the provisions of the Certificate of Incorporation, the Board of Directors may make, alter, amend, add to or repeal any and all of these Bylaws by resolution adopted by a majority of the directors then in office or by the affirmative vote of a majority of directors present at any regular or special meeting of the Board at which a quorum is present.

(b) Subject to the provisions of the Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of the Corporation’s then outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to make, alter, amend, add to or repeal any or all Bylaws of the Corporation or to adopt any provision inconsistent therewith.

7.9 Interpretation of Bylaws. All words, terms and provisions of these Bylaws shall be interpreted and defined by and in accordance with the DGCL.

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